UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) March 26, 2010
Home BancShares, Inc.
(Exact name of registrant as specified in its charter)
Arkansas
(State or other jurisdiction of incorporation)

000-51904	71-0682831
(Commission File Number)	(IRS Employer Identification No.)

719 Harkrider, Suite 100, Conway, Arkansas	72032
(Address of principal executive offices)	(Zip Code)
(501) 328-4770
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     On March 26, 2010, Home BancShares, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Report”) to report that its wholly owned subsidiary, Centennial Bank, had acquired the banking operations of Key West Bank, a Florida state-chartered bank headquartered in Key West, Florida (“Key West”), through an agreement with the Federal Deposit Insurance Corporation (“FDIC”). Centennial Bank entered into a purchase and assumption agreement with the FDIC, as receiver for Key West, on March 26, 2010, pursuant to which Centennial Bank acquired certain assets and assumed substantially all deposits of Key West. The final carrying values and the final list of the assets acquired and liabilities assumed remains subject to finalization and revision by the FDIC and Centennial Bank. Once such terms are finalized, the acquisition will be deemed to be effective as of March 26, 2010.
     This Current Report on Form 8-K/A (the “Amendment”) amends and supplements the disclosure provided in the Report. Except as otherwise provided herein, the other disclosures made in the Report remain unchanged.
     Statements made in this Amendment, other than those concerning historical financial information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements regarding the Company’s expectations concerning its financial condition, operating results, cash flows, liquidity and capital resources. A discussion of risks, uncertainties and other factors that could cause actual results to differ materially from management’s expectations is set forth under the captions “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.
Item 1.01 Entry Into a Material Definitive Agreement
     Effective March 26, 2010, Centennial Bank assumed substantially all deposits and acquired certain assets and liabilities of Key West from the FDIC, as receiver for Key West (the “Acquisition”), pursuant to the terms of a Purchase and Assumption Agreement entered into by and among Centennial Bank, the FDIC, as receiver for Key West, and the FDIC, on March 26, 2010 (the “Agreement”).
     Under the terms of the Agreement, Centennial Bank acquired approximately $99.2 million in assets, including approximately $75.5 million in loans held and other real estate owned by Key West, and $23.7 million of cash and cash equivalents. Centennial Bank also assumed approximately $87.1 million in liabilities, including approximately $66.7 million in customer deposits, $20.0 million of FHLB borrowed funds and approximately $440,000 in other liabilities. No assets were acquired or liabilities assumed from Key West’s parent entity. The deposits were acquired at a premium of 0.50% and assets were acquired at a discount to Key West historic book value as of March 26, 2010 of approximately $9.7 million, subject to customary adjustments. In connection with the Acquisition, Centennial Bank owes the FDIC approximately $2.7 million in settlement for the net equity received, deposit premium paid and assets discount bid, subject to customary post-closing adjustments based upon the final closing date balance sheet for Key West. In lieu of cash payment to the FDIC, the FDIC has agreed to apply this amount as the amount of losses with respect to covered assets that Centennial Bank must incur before the loss sharing arrangements described below commence. This is referred to as the “first loss tranche.” The terms of the Agreement provide for the FDIC to indemnify Centennial Bank against certain claims, including claims with respect to liabilities of Key West not assumed or otherwise purchased by Centennial Bank, claims made by shareholders of Key West, and claims based on any prior action or inaction by Key West’s directors, officers and other employees.

     In connection with the Acquisition, Centennial Bank entered into loss sharing agreements with the FDIC. Pursuant to the terms of the loss sharing agreements, the FDIC is obligated to reimburse Centennial Bank for 80% of losses over the first loss tranche amount up to $23.0 million with respect to covered assets. The FDIC will reimburse Centennial Bank for 95% of losses in excess of $23.0 million with respect to covered assets. Centennial Bank will reimburse the FDIC for 80% of recoveries with respect to losses for which the FDIC paid Centennial Bank 80% reimbursement under the loss sharing agreements, and for 95% of recoveries with respect to losses for which the FDIC paid 95% reimbursement under the loss sharing agreements.
     In addition, on May 15, 2020 (the “True-Up Measurement Date”), Centennial Bank has agreed to pay the FDIC 50% of the excess, if any, of (i) 20% of a $23.0 million stated threshold less (ii) the sum of (A) 25% of the asset premium (discount) plus (B) 25% of the Cumulative Shared Loss Payments (defined as the aggregate of all of the payments made or payable to Centennial Bank minus the aggregate of all of the payments made or payable to the FDIC) plus (C) the Period Servicing Amounts for any twelve-month period prior to and ending on the True-Up Measurement Date (defined as the product of the simple average of the principal amount of shared loss loans and shared loss assets (other than shared loss securities) at the beginning and end of such period times 1%).
     The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement and certain exhibits attached thereto, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.
Item 2.01 Completion of Acquisition or Disposition of Assets
     The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.01.
Item 7.01 Regulation FD Disclosure.
     On March 26, 2010 Home BancShares, Inc. issued a press release announcing the Acquisition. Copies of the press release and related supplemental materials are attached as Exhibits 99.1 and 99.2 to this Current Report and are incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
2.1	Purchase and Assumption Agreement Whole Bank All Deposits, by and among the Federal Deposit Insurance Corporation, receiver of Key West Bank, Key West, Florida, the Federal Deposit Insurance Corporation, and Centennial Bank, dated as of March 26, 2010.

99.1	Press Release: Home BancShares, Inc. Announces In-Market Florida Acquisition.

99.2	Supplemental materials to Press Release dated March 26, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home BancShares, Inc. (Registrant)
Date: March 31, 2010	/s/ Brian Davis
Brian Davis
Chief Accounting Officer